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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Data Processing Resources Corporation on Form S-3 of our report dated March 11, 1996 on the financial statements of Leardata Info-Services, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Dallas, Texas
May 20, 1998